Exhibit 10.1

AMENDMENT TO PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

This Amendment to Private Placement Units Purchase Agreement (the “Amendment”) is entered into as of January 7, 2026 by and between Silicon Valley Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Clear Street LLC (the “Purchaser”) (each a “Party” and together the “Parties”). All defined terms not otherwise defined herein shall be as defined in the Private Placement Agreement (as defined below).

WHEREAS, the Company and Purchaser entered into a Private Placement Units Purchase Agreement, dated as of December 22, 2025 (the “Private Placement Agreement”);

WHEREAS, on January 5, 2026, the underwriters provided written notice to the Company that the underwriters were partially exercising their over-allotment option; and

WHEREAS, the Parties desire to amend the Private Placement Agreement, as permitted by Section 11.3 of the Private Placement Agreement, on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the promises and conditions of this Amendment, the Parties hereby agree as follows:

1. Private Placement. Section 1.1 of the Private Placement Agreement is hereby amended and restated as follows:

“1.1. Purchase and Issuance of the Initial Units. For the aggregate sum of $200,000 (the “Initial Purchase Price”), upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, on the Closing Date (as defined in Section 1.2) 200,000 Initial Units at $10.00 per Initial Unit.

In addition to the foregoing, the Purchaser hereby agrees to purchase up to an additional 60,000 Additional Units at $10.00 per Additional Unit for an aggregate sum of up to $600,000 (the “Additional Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The purchase and issuance of the Additional Units shall occur only in the event that the underwriters’ 45-day over-allotment option (“Over-Allotment Option”) in the IPO is exercised in full or part. The total number of Additional Units to be purchased hereunder shall be in the same proportion as the amount of the Over-Allotment Option that is exercised. Each purchase of Additional Units shall occur simultaneously with the consummation of the Over-Allotment Option.”

2. Miscellaneous Provisions.

(a) Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(b) This Amendment is intended to be in full compliance with the requirements for an Amendment to the Private Placement Agreement as required by Section 11.3 of the Private Placement Agreement, and every defect in fulfilling such requirements for an effective amendment to the Private Placement Agreement is hereby ratified, intentionally waived and relinquished by all Parties hereto.

(c) Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Amendment and the Private Placement Agreement and the transactions contemplated hereby and by the Private Placement Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Silicon Valley Acquisition Corp.

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Chief Executive Officer

Accepted and agreed this
7th day of January, 2026

Clear Street LLC

By:	/s/ Ryan Gerety
Name:	Ryan Gerety
Title:	Managing Director

[Signature Page to Private Placement Unit Purchase Agreement (Clear Street LLC)]